SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 5. Other Events.

               On August 17, 2004, Arbitron Inc. issued a press release announcing that Arbitron and Infinity Broadcasting Corporation, a division of Viacom Inc. reached an agreement for a multi-year contract including radio ratings and other related services for Infinity Broadcasting’s 185 stations.

               This agreement, which is effective immediately, gives Infinity Broadcasting access to Arbitron quarterly radio ratings in 42 markets including the Spring 2004 survey.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: August 19, 2004	By: /s/ Dolores L. Cody

Dolores L. Cody
Executive Vice President, Legal and Business
Affairs, Chief Legal Officer and Secretary

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